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                                                                   EXHIBIT 10.25

                     CONSULTING SERVICES AGREEMENT BETWEEN
                           Yuen Lee AND WALKER, INC.

     This Consulting Services Agreement is entered into between Yuen Lee (the "Executive") and Walker, Inc. (the "Company") effective October 21, 1999.


                                   WITNESSETH

     WHEREAS, Executive and the Company have initiated the Executive Agreement that Executive's employment as, Sr.Vice President will terminate effective October 21, 1999 ("Separation Date");

     WHEREAS, the Company believes Executive possesses significant skills and knowledge which can assist the Company in its ongoing business endeavors;

     WHEREAS, the Company wishes to provide Executive with compensation in return for Executive's assisting the Company in various business development and customer relationship situations;

     WHEREAS, Executive wishes to provide Company with such assistance;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties agree as follows:

1.   CONSULTING ENGAGEMENT.

     1.1  Engagement of Services.   Executive is hereby engaged by the Company
in the capacity of Executive Consultant to the Chief Executive Officer of the Company for a period up to four months commencing on the Separation Date ("Consulting Engagement"), unless terminated sooner. During the Consulting Engagement, Executive shall render such services in connection with the business of the Company as may reasonably be requested from time to time by the Chief Executive Officer of the Company or his designee and Executive shall utilize his best efforts, skills and talents in the performance of these services; provided, however, that Executive shall have the right reasonably to decline any particular request. Executive shall be available to devote necessary time per month to performing such services, at such times and locations including Asia Pacific Region as shall be mutually convenient to Executive and the Company.

2.   Compensation.

     2.1 As compensation for Executive's services as a consultant hereunder for services rendered between October 21, 1999 and February 21, 2000, the Company shall pay Executive $10,000 per month on mutually agreeable services rendered. Executive will provide Company with an invoice for services rendered on a monthly basis.

     2.2 In addition to such compensation, the Company will reimburse Executive for travel and other out-of-pocket costs reasonably incurred by him in the course of performing services under this Agreement; provided, however, that the Company shall not be obligated hereunder unless (i) the Company has agreed to reimburse such costs, and (ii) Executive provides the Company with appropriate receipts or other relevant documentation for all such costs as part of any submission by him for reimbursement.

3.   Right To Terminate.   In the event that (a) Executive breaches any of his
continuing obligations under the Proprietary Agreement he signed or his Executive Agreement signed October 21, 1999, or (b) Executive commences a Competitive Activity in violation of this Agreement, the Company may terminate this Agreement upon written notice to the Consultant. Both the company and the consultant will have the right to terminate this agreement with a thirty day written notification to the other for any reason.

4.   INDEPENDENT CONTRACTOR STATUS.

     4.1 It is understood and agreed that Executive is an independent contractor and not an employee, agent, joint venturer or partner of the Company, and Executive agrees not to hold himself out as, or give any person reason to believe that he is, an employee, agent, joint venturer or partner of the Company; without the explicit consent of the chief executive officer of the company.
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CONSULTING AGREEMENT
Yuen Lee and WALKER, INC.
Page 2

     4.2 As an independent contractor, Executive is responsible for paying all required state and federal taxes and insurance. In particular, the Company will not withhold FICA (Medicare and Social Security) from Executive's payments, make state or federal unemployment insurance contributions on behalf of Executive, withhold state and federal income tax from Executive's payments, make disability insurance contributions on Behalf of Executive, or obtain workers' compensation insurance on behalf of Executive. Executive will indemnify the Company against any liability for any of the payments or withholdings described in this Paragraph.

     4.3 Prohibition Against Use of Disclosure Of Proprietary And Confidential Information. Executive's Proprietary Information Agreement with the Company (Exhibit A hereto) is hereby incorporated into this Agreement and made a part hereof, and it shall impose the same obligations on Executive, and have the same force and effect, during the Consulting Engagement and thereafter as was the case as a consequence of Executive's Employment wit the Company.

     4.4 Office Space; Support Services. The Company shall provide Executive with office space and secretarial support if and when Executive is performing services under this Agreement on the Company's premises, should he desire to utilize them.

     4.5 Term. Unless previously terminated as set forth above, the Consulting Engagement shall terminate on February 21, 1999 . If the company requires additional consultation after the expiration period, Yuen Lee, agrees to consider extension of the terms of this agreement upon request by the Company for an additional period. The Consulting Engagement shall terminate automatically in the event of (i) Executive's death, (ii) a disability that prevents Executive from performing his obligations hereunder, or (iii) Executive's revocation of this Agreement prior to the Effective Date.

5.   MISCELLANEOUS.

     5.1 Confidentiality. Executive shall hold the provisions of this Agreement in strictest confidence and not publicize or disclose them in any manner whatsoever; provided, however, that Executive may disclose this Agreement to his immediate family, attorneys, accountants, tax preparers and financial advisers, provided the person to whom he intends to make such disclosure first agrees to be bound by this provision, and he may also disclose this agreement insofar as such disclosure is required by law.

     5.2 Binding Effect; Non-Assignability. The rights and obligations of the parties hereto shall bind and insure to the benefit of their respective successors, assigns, heirs, executors and administrators, as the case may be; provided that, as the Company has specifically contracted for Executive's services, Executive may not assign or delegate his consulting obligations under this Agreement either in whole or in part without the prior express written consent of an authorized officer of the Company.

     5.3 Complete Understanding; Modification. This Agreement, including Exhibit A, constitutes the complete, final and exclusive embodiment of the entire agreement between the parties hereto with respect to the subject matter hereof. This agreement is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and it supersedes any other such promises and representations. Any modification or amendment of this Agreement shall be effective only if in writing and signed by Executive and an authorized officer of the Company.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


Yuen Lee                                 WALKER, INC.


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Date Signed:                             Date Signed:
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